Exhibit 31.3

CERTIFICATIONS

I, Fletcher Jay McCusker, certify that:

1. I have reviewed this annual report on Form 10-K/A of The Providence Service Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2009

/s/ Fletcher J. McCusker

Fletcher J. McCusker

Chief Executive Officer

(Principal Executive Officer)